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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ONIX Systems Inc.:

     As independent public accountants, we hereby consent to the use of our reports dated January 28, 1998 (except with respect to certain matters discussed in Notes 5 and 10, as to which the date is July 7, 1998) (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-1 and related Prospectus of ONIX Systems Inc.


                                           ARTHUR ANDERSEN LLP


Boston, Massachusetts
July 21, 1998